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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-115570, Form S-8 No. 33-40102, Form S-8 No. 33-98944, Form S-8
No. 33-99218, Form S-8 No. 333-52047, Form S-8 No. 333-66284, Form S-8 No.
333-66286, Form S-8 No. 333-66322, Form S-8 No. 333-123223, Form S-3 No.
333-109029, Form S-3 No. 333-86806, Form S-3 No. 333-70786, Form S-3 No.
333-54978 and Form S-3 No. 33-93870) of Pulte Homes, Inc. and in the related Prospectuses of our report dated January 30, 2006, except for Note 2, as to which the date is December 20, 2006, with respect to the consolidated financial statements of Pulte Homes, Inc., and our report dated January 30, 2006 with respect to Pulte Homes, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Pulte Homes, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Detroit, Michigan
December 20, 2006